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KYZEN CORPORATION
EXHIBITS



                                                                   EXHIBIT 10.29

               Amended Lease Agreement, dated April 1, 1998 between Harding Business Park, a Partnership and the Company, for the Company's Nashville, TN headquarters and chemical manufacturing facilities.



                    LEASE EXTENSION AND AMENDMENT AGREEMENT

          FOR AND IN CONSIDERATION of the mutual benefits to be derived therefrom, it is hereby understood and agreed that the Lease Agreement dated JUNE 11, 1993, and further amended JUNE 28, 1993 and FEBRUARY 1, 1996, by and between HARDING BUSINESS PARK, A PARTNERSHIP, known as LESSOR and KYZEN CORPORATION, A UTAH CORPORATION, known as Lessee is hereby amended as follows:

          The LESSOR hereby grants LESSEE a TWO (2) YEAR EXTENSION on the term of the existing Lease under the same terms and conditions except that the rental rate shall be as follows:

$8,000.00/MONTH FOR THE PERIOD FEBRUARY 1, 1999 THROUGH JANUARY 31, 2001

          Additionally, the LESSOR hereby grants to LESSEE, if not in default of the Lease, ONE (1) TWO (2) YEAR OPTION TO RENEW under the same terms and conditions of the Lease, except that the rental rate shall be as follows:

$8,400.00/MONTH FOR THE PERIOD FEBRUARY 1, 2001 THROUGH JANUARY 31, 2003

          LESSEE shall give not less than ONE HUNDRED TWENTY (120) DAYS prior written notice of it's intent to renew this Lease. In the event notice is not received in such manner the option to renew is hereby deemed waived.

ACCEPTED AND AGREED:
LESSOR: HARDING BUSINESS PARK, A PARTNERSHIP

BY: /s/ Charles W. Hawkins  /  Vaden Lackey Jr.
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LESSEE: KYZEN CORPORATION

BY: /s/ Kyle J. Doyel
   --------------------------------------------
Its:  President and CEO

Dated:  April 1, 1998
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